2Q19 Earnings

August 9, 2019

Disclaimer

This presentation may contain statements that express BRF S.A. ("BRF") management's expectations, beliefs and assumptions about future events or results. Such statements are not historical facts and are based on currently available competitive, financial and economic data of the industries in which BRF operates.

The verbs "anticipate", "believe", "estimate", "expect", "forecast", "plan", "predict", "target", "aim", "seek" and other similar verbs are intended to identify these forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those projected in this presentation and do not guarantee any future BRF performance. The factors that might affect performance include, but are not limited to: (i) market acceptance of BRF's products; (ii) volatility related to the Brazilian economy, as well as the economies of the other countries in which BRF also has relevant operations, the financial and securities markets and the highly competitive industries BRF operates in; (iii) changes in domestic and foreign legislation and taxation, as well as in government policies related to the domestic and foreign animal protein and related markets; (iv) increasing competition from new entrants to the Brazilian and international markets; (v) ability to keep up with rapid changes in the regulatory and technological environments; (vi) ability to maintain an ongoing process for introducing competitive new products and services while maintaining the competitiveness of existing ones; (vii) ability to attract customers in domestic and foreign jurisdictions. Other factors that could materially affect results can be found in BRF's Reference Form and in the annual report on Form 20-F, as filed with the U.S. Securities and Exchange Commission, particularly under the "Risk Factors" session.

All forward-looking statements in this presentation are based on information and data available as of the date they were made and BRF undertakes no obligation to update them in light of new information or future development.

This presentation does not constitute an offer to sell or a solicitation to purchase any security.

Opening Remarks

Lorival Luz
Global CEO

Ongoing Profitability Recovery

2Q19 results reflect adjustments initiated in 2Q18 and the execution of our Strategic Plan

» **Net Revenue up 18% y-o-y** and **Volumes up 0,7% y-o-y**

» Ongoing increase of **gross margin, reaching 25.1% in 2Q19**

» Adjusted EBITDA of ~R$1.5 billion and Adjusted EBITDA margin of 18,6%

» Excluding tax-related events[1], **Adjusted EBITDA would be ~R$1.2 billion with Adjusted EBITDA margin of 14,6%**

» **2Q19 net income of R$191 million**

*Net effect of R$328 million related to the provision for ICMS payment on staple basket products and ICMS exclusion from the PIS/COFINS calculation basis

Ongoing Profitability Recovery

2Q19 results reflect adjustments initiated in 2Q18 and the execution of our Strategic Plan

» **Free cash generation of ~R$1.4 billion**, including funds from divestments

» **Strong cash position of R$7 billion**

» Drop in **net leverage to 3.74x**

» **Revision of net leverage (Net Debt / Adjusted EBITDA LTM) guidance[1] to:**

- **~3.15x at the end of 2019**
- **~2.65x at the end of 2020**

[1] According to Material Fact released on August 9, 2019.

Disciplined execution of the Strategic Plan

Strengthening of competences to maximize future results

- **23% y-o-y** evolution **in marketing investments**

- Product launches including Mini Sausages Perdigão, Qualy Vita, Breaded Chicken Burger, among others, **using innovation as growth leverage**

- Intensifying **engagement and culture activities**, strengthening **commitments to Safety, Quality, and Integrity**

- Accelerating programs of **new talent development and succession (Fast Track)** to fulfill key positions in our business

Discipline execution of Strategic Plan

Ongoing turnaround path



Volumes
(Thousand, Tons)
+1%
+8%
1.083
1.006
1.090
2Q18
1Q19
2Q19
Net Revenue
(R$ million)
+18%
+13%
7.067
7.359
8.338
2Q18
1Q19
2Q19
Gross Profit
(R$ million)
+252%
+38%
8,4%
20,6%
25,1%
595
1.517
2.092
2Q18
1Q19
2Q19
Adjusted EBITDA*
(R$ million)
+334%
+107%
5,0%
10,2%
18,6%
15%
Ex-ICMS
1.547
328
356
748
1.219
Ex-ICMS
2Q18
1Q19
2Q19

*Includes net effect of R$328 million due to the payment of ICMS for staple basket products provision and the excluding ICMS from PIS/COFINS calculation basis

On a positive track to recover margins

BRF Management Model was key to improving operating performance

Gross Margin



19,6%
8,4%
17,0%
18,9%
20,6%
25,1%
14,0%
23,0%
7.031
7.067
7.802
8.289
7.359
8.338
14.098
15.697
1T18
2T18
3T18
4T18
1T19
2T19
1S18
1S19
Net Revenue
Gross Margin

Adjusted EBITDA Margin



9,7%
5,0%
7,4%
10,2%
7,4%
10,2%
18,6%
14,6%
7,6%
14,6%
12,5%
843
1,547
2,295
685
356
579
617
226
748
1.219
328
1.158
1.967
328
1T18
2T18
3T18
4T18
1T19
2T19
1S18
1S19
Adj. EBITDA
ICMS
Adj. EBITDA Margin
Adj. EBITDA Margin ex-ICMS

Leverage & Debt Profile

Financial deleveraging while maintaining a strong cash position

Financial Leverage 2Q19 (R$ million)



5,69x
6,74x
5,12x [1]
5,64x [2]
3,74x
15.610
15.498
15.696
16.323
2.206
13.404
1.260
14.238
13.900
2Q18
3Q18
4Q18
1Q19
2Q19
Pro forma Net Debt
Net Debt
Net Debt / Adj. EBITDA LTM

Debt Schedule 2Q19 | (R$ million)



6.999
1.247
4.543
3.118
3.139
8.734
Cash and cash equivalents
2019
2020
2021
2022
2023+

Gross Debt 2Q19 | R$20.9 billion



Subsidized lines
1%
Capital markets
59%
Agribusiness loans
27%
Other and tax incentives
2%
Trade finance
11%
Real
48%
Other currencies
52%

[1] Including pro forma adjustments from incoming funds related to the sale of assets in Argentina, Europe, and Thailand, the non-transferred portion to FIDC and FX=R$3.80/US$. Taking into consideration the accounting numbers, leverage is 5.97x.
[2] Including pro forma adjustments from incoming funds remaining from the sale of assets in Argentina, Europe, and Thailand. Taking into consideration the accounting numbers, leverage is 6.14x.

INDUSTRY OVERVIEW

Grains & Proteins Prices

Grain price inflation already showing downturn signs, benefiting outlook for 1H19



Soybean & Corn Price
B3
2Q18
2Q19
+11%
+14%
Corn (R$/bag)
Soybean (R$/bag)
55
50
45
40
35
30
25
20
100
90
80
70
60
50
40
30
Jul/17
Sep/17
Nov/17
Jan/18
Mar/18
May/18
Jul/18
Sep/18
Nov/18
Jan/19
Mar/19
May/19
Jul/19
Sep/19
Nov/19
Jan/20
Corn
Soybean
Future Soybean¹
Future Corn²
Average Price



Whole Chicken and Pork Carcass Price
Cepea/ESALQ
2Q18
2Q19
+36%
+33%
Frango (R$/kg)
Suíno (R$/kg)
7,5
6,5
5,5
4,5
3,5
2,5
jul-17
set-17
nov-17
jan-18
mar-18
mai-18
jul-18
set-18
nov-18
jan-19
mar-19
mai-19
jul-19
Corn
Soybean
Average Price

- Slowdown scenario in **grain prices** in 1S19, favoring costs in 2S19
- **Favorable** 2018/19 crop **in Brazil and Argentina**
- **Delays in corn crop in U.S.** caused short term volatility

- **Better balance between supply/demand and adequate inventories** in local markets benefitted protein prices
- **African Swine Fever impacts** suggests adjustments in outlook for protein market

¹Source: Bloomberg; ² B3 quotes in July 2019.

African Swine Fever (ASF) impacts

Herd size reduction affecting pork prices in international markets



China's Inventory
(in million heads)
450
400
350
300
250
70
60
50
40
30
64,2
409,0
41,0
41,0
292,7
30,1
Δ since
Jul-18:
-36%
-29%
-27%
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
#Pork
#Sow herd
#Piglet

Source: Ministry of Agriculture of the People's Republic of China (MOA)



China's Reference Price
(100 Base = Jul-18)
200
180
160
140
120
100
80
Δ since lowest levels:
+104p.p.
+65p.p.
+35p.p.
+40p.p.
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Piglet
Sow herd
Live hog
Pork Carcass wholesale

Source: Bloomberg

Exports to Asia

Volume and price evolution to Japan and China

Chicken Exports to Japan
(Mn tons & USD/Ton)



1.814
1.895
1.906
1.906
1.953
35
30
37
35
37
2018 Average
1Q19 Average
abr/19
mai/19
jun/19
Volume (mn ton.)
USD/Ton

Pork Exports to China
(Mn tons & USD/Ton)



1.958
2.036
2.237
2.393
2.418
25
23
38
51
50
2018 Average
1Q19 Average
abr/19
mai/19
jun/19
Volume (mn ton.)
USD/Ton

Source: SECEX

Operating and Financial Performance 2Q19

Sidney Manzaro
Vice-President
Brazil Market

Brazil Segment

Profitable growth, aligned to the strategic planning

- **Net Revenue** up **+10,8% y-o-y**

- Ongoing increase in **gross margin, reaching 24% in 2Q19**, due to price gains, mix and operating efficiency

- **Adjusted EBITDA ex-ICMS effects of R$462 million and 11.3% margin**, up +153% y-o-y

- Evolution in **marketing investments**; advertising Campaigns for **Sadia, Perdigão** and **Qualy Vita brands, aligned to the strategic planning**

Brazil Segment

Operating and Commercial Execution on improving track

- » Growth in the **mix of higher added value products;** focus on **cold cuts and margarines** categories
- » Expansion in the **mix of higher added value channel**; focus on small retailers and food service
- » Increased operational efficiency in **logistics and service level improvement (OTIF)**
- » Launch of **+Excellence Program** to increase **productivity gains in sales and logistics**
- » Higher employee **engagement**

Brazil Segment

Consistent improving results


Volumes
(Thousand, Tons)
-4%
+2%
538
508
519
2Q18
1Q19
2Q19
Net Revenue
(R$ million)
+11%
+4%
3.685
3.940
4.082
2Q18
1Q19
2Q19
Gross Profit
(R$ million)
+49%
+17%
17,9%
21,2%
24,0%
660
836
982
2Q18
1Q19
2Q19
Adjusted EBITDA
ex-ICMS
(R$ million)
+153%
+23%
5,0%
9,5%
11,3%
183
374
462
2Q18
1Q19
2Q19

Brazil Segment

Ongoing profitability increase

Gross Margin


20,8%
17,9%
21,1%
20,9%
21,2%
24,0%
19,4%
22,7%
3.748
3.685
4.123
4.736
3.940
4.082
7.433
8.022
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
1H18
1H19
Net Revenue
Gross Margin

Adjusted EBITDA Margin


9,4%
5,0%
9,7%
7,0%
11,7%
9,5%
19,4%
11,3%
7,2%
14,5%
10,4%
556
790
1,165
226
328
328
352
183
398
330
374
462
535
837
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
1H18
1H19
Adj. EBITDA
ICMS
Adj. EBITDA Margin
Adj. EBITDA Margin ex-ICMS

Operating and Financial Performance 2Q19

Patricio Rohner
Vice-President
International Market

International Segment - Consolidated

Profitable growth facilitated by focus and value-adding products

Volume 2Q19 | 505 Thousand Tons
(Volume 2Q18 | 483 thousand tons)



Other regions 41%
Halal 59%

Net Revenue
(R$ MM)



+24.1%
+24.8%
3.210
3.194
3.985
2Q18
1Q19
2Q19

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



5,6%
11,7%
17,4%
+288.9%
+85.8%
178
373
693
2Q18
1Q19
2Q19

» **Halal Market**: solidifying profitable growth via expansion of processed category, prices in Saudi Arabia, and summer in Turkey

» **Other International Markets:** growth in net revenue and profitability mainly in Japan, South Korea, Mexico and Africa

International Segment – Consolidated

Sales breakdown

Volume 2Q19 | 505 Thousand Tons

(Volume 2Q18 | 483 Thousand Tons)

Per Geography



Non-Halal 41%
Halal 59%

Per Protein



Other 5%
Swine 8%
Poultry 87%

Per Product



FPP 13%
Poultry Whole 34%
Swine 8%
Poultry Parts 45%

Halal Market

Recovery of our full capacity to serve key markets such as Saudi Arabia **coupled with** better mix of channels and countries

Volume 2Q19 | 298 Thousand Tons

(Volume 2Q18 | 295 Thousand Ton)


Processed
14%
(12%)
Poultry
86%
(88%)

Net Revenue

(R$ MM)


+12.5%
+15.2%
2.107
2.058
2.370
2Q18
1Q19
2Q19

Adjusted EBITDA (R$ MM)

Adj. EBITDA Margin (%)


+104.0%
+30.2%
182
285
370
8,6%
13,8%
15,6%
2Q18
1Q19
2Q19

- Average sale price: **+11.6%**
- **Better mix** of channels, products, and countries
- **Share gains** on processed products

International Segment (Non-Halal)

Higher profitability impacted by a significant increase in prices due to ASF as well as a well-executed business strategy

Volume 2Q19 | 207 Thousand Tons
(Volume 2Q18 | 188 Thousand Tons)



Poultry
80%
(82%)
Pork
7%
(6%)
Processed
13%
(12%)

Net Revenue
(R$ MM)



+46.3%
+42.2%
1.104
1.136
1.615
2Q18
1Q19
2Q19

Adusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



+264.2%
323
20,0%
89
7,8%
-0,3%
-3
2Q18
1Q19
2Q19

- Average sale price: **+33.2%**
- Higher shipped volumes: **+9.9%**
- **Gross Margin** in **Asian** Market: 12.6% (+1.3 p.p.)
- Positive commercial performance in **Africa** and **Americas** – especially **Mexico** and **Chile**
- **African Swine Fever impacted prices in Asia at the end of 2Q19**

Q&A

Contatos RI:
+55 11 2322 5377
acoes@brf-br.com